Exhibit 3.3


[SEAL]  DEAN HELLER                           Office Use Only  FILED # C 9946-97
        Secretary of State                              SEP 04 2002

        2002 North Carson Street                      IN THE OFFICE OF
        Carson City, Nevada 89701-4201                /s/ Dean Heller
        (775) 684 5708                          DEAN HELLER, SECRETARY OF STATE

                           ---------------------------
                                 Certificate of
                                    Amendment
                           (PURSUANT TO NRS 78.385 and
                                     78.390)
                           ---------------------------

Important: Read attached instructions before completing
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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation
         (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)
                             - Remit in Duplicate -

1. Name of corporation: Zurickirch Corp.

2. The articles have been amended as follows (provide article numbers, if available):

      Article 1 is hereby amended as follows:

      The name of the corporation is: DND Technologies, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: __________*

By: /s/ Douglas N. Dixon
    ------------------------
   Name:  Douglas N. Dixon
          ------------------                            ------------------------
   Title: President CEO
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*     If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.